UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007 (September 5, 2007)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Deleware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices)                                      (Zip Code)

Registrant's telephone number, including area code (780) 482-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On September 5, 2007, Wescorp Energy Inc. (“Wescorp” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Strategic Decisions Sciences USA Inc. (“SDS”) and Scott Shemwell (the “Shareholder”). The transaction will be structured as a merger of SDS into Wescorp in accordance with the applicable provisions of the Delaware General Corporation Law (“DGCL”) (the “Merger”). Wescorp will be the surviving entity and continue as a corporation under the DGCL, retaining the same name – Wescorp Energy Inc.

Under the terms of the Merger Agreement, all shares of SDS common stock issued and outstanding immediately prior to the effective time of the Merger shall be converted into, and shall be exchanged for, the right to receive two million shares of Wescorp common stock, $0.00001 par value per share.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this current report and is incorporated by reference into this current report. A copy of the press release announcing the Merger Agreement and describing the business of SDS is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 2.01           Completion of Acquisition or Disposition of Assets.

On September 7, 2007, Wescorp completed the Merger pursuant to the terms and conditions of the Merger Agreement by filing a Certificate of Merger with the Secretary of State of the State of Delaware to be effective September 11, 2007. The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.01 by reference.

Item 3.02           Unregistered Sales of Equity Securities

On September 11, 2007, pursuant to the Merger Agreement, the Wescorp issued 2,000,000 shares of Wescorp common stock, $0.00001 par value (the “Shares”), to Scott Shemwell, the sole shareholder of SDS. Mr. Shemwell also is Wescorp's Chief Operating Officer.

The Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. This issuance qualified for exemption from registration because (i) the securities were purchased by an “accredited investor” who is an officer of the Company; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) the recipient of the shares was an executive of the Company who is familiar with the Company and who was provided the opportunity to ask questions and receive answers from the Company regarding the offering; and (iv) the shares issued were “restricted securities.”

Item 7.01           Regulation FD Disclosure.

On September 5, 2007, the Corporation issued a press release entitled “Wescorp Energy Agrees to Acquire Engineering Firm to Expand Operations Solutions Capabilities For Oil And Gas Operators”. The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01           Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Agreement of Plan of Merger between Wescorp Energy Inc., Strategic Decisions Sciences USA Inc. and Scott Shemwell.

99.1	Press Release dated September 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

September 11, 2007	By: /s/ Dougals Biles
Douglas Biles
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Document

10.1	Agreement of Plan of Merger between Wescorp Energy Inc., Strategic Decisions Sciences USA Inc. and Scott Shemwell.

99.1	Press Release dated September 5, 2007